Calculation of Filing Fee Tables
S-8
ENVIRI Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.25 per share	457(a)	1,400,000	$ 7.11	$ 9,954,000.00	0.0001531	$ 1,523.96
Total Offering Amounts:						$ 9,954,000.00		$ 1,523.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,523.96
Offering Note
[1]	[Amount Registered] Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional shares of common stock, par value $1.25 per share (the "Common Stock") of Enviri Corporation (the "Registrant") that may be offered or issued under the Enviri Corporation 2013 Equity and Incentive Compensation Plan, as amended (the "Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction. 1,400,000 represents additional shares of the Common Stock authorized for issuance under the Plan. [Proposed Maximum Offering Price Per Share] Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on May 2, 2025, which was $7.11.